Exhibit 99.2 Seaport District HughesThe Woodlands Landing Towers at the Waterway 6100 Merriweather New York, NY Houston,The Woodlands, TX TX Columbia, MD Supplemental Information Three months ended September 30, 2020 NYSE: HHC The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2020 as amended and supplemented by any risk factors contained in our quarterly reports on Form 10-Q, which have been subsequently filed with the SEC. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Projects 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Operating Performance 17 Master Planned Community Land 22 Ward Village Condominiums 23 Other/Non-core Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Restructuring Expenses 29 Definitions 30 Reconciliations of Non-GAAP Measures 31 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q3 2020

Exchange / Ticker	NYSE:	HHC
Share Price - September 30, 2020	$	57.60
Diluted Earnings / Share	$	2.51
FFO / Diluted Share	$	(0.15)
Core FFO / Diluted Share	$	1.07
AFFO / Diluted Share	$	0.94

Recent Company Highlights

THE WOODLANDS, September 21, 2020 (PRNewswire) -- The Howard Hughes Corporation (HHC) announced that David O'Reilly, President and Chief Financial Officer, has been named interim Chief Executive Officer. Paul Layne has retired as Chief Executive Officer, effective September 17, 2020. Mr. Layne will also step down from the Company's Board of Directors.

THE WOODLANDS, August 18, 2020 (PRNewswire) -- HHC announced the closing of an offering of $750 million in aggregate principal amount of 5.375% senior notes due 2028 (Notes) in an unregistered offering (Offering) through a private placement. The Notes are guaranteed by certain subsidiaries of the Company. The Company intends to use the net proceeds from the Offering, together with cash on hand, for general corporate purposes, including the repayment of certain existing indebtedness.

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
110 N. Wacker
CHICAGO
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Summerlin
LAS VEGAS
Ward Village
HAWAII
Houston MPCs
Riverwalk
NEW ORLEANS
Howard Hughes

Q3 2020 MPC & Condominium Results

$ in millions



Woodlands/ Woodlands Hills 6%
Summerlin 53%
3Q20 MPC EBT
$36.6M
Bridgeland 41%



'A'ali'i 46%
3Q20 Condo sales
11 units
Kō'ula 54%

Q3 2020 MPC EBT		
Bridgeland	$	14.9
Columbia		(0.3)
Summerlin		19.9
Woodlands/Woodlands Hills		2.1
Total	**$**	**36.6**

Q3 2020 Condo Units Contracted (a)	
Waiea	—
Anaha	—
'A'ali'i	5
Kō'ula	6
Total	**11**

(a) Excludes Victoria Place as construction has not yet commenced.

Howard Hughes
HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Q3 2020 Path to Projected Annual Stabilized NOI

Under Construction

$ in millions



Retail 19%
Projected Stabilized NOI $10.1M
Multi-family 81%

Retail & Office S.F.	47,750
Multi-family Units	523
Hotel Keys	—
Other Units	— / —
Projected Stabilized NOI	$ 10.1

Unstabilized

$ in millions



Retail 3%
Multi-family 35%
Projected Stabilized NOI $74.5M
Office 62%

Retail & Office S.F.	2,751,957
Multi-family Units	1,347
Hotel Keys	—
Other Units	— / —
Projected Stabilized NOI (a)	$ 74.5

Stabilized

$ in millions



Other 6%
Hotel 11%
Projected Stabilized NOI $277.7M
Office 46%
Retail 27%
Multi-family 10%

Retail & Office S.F.	7,808,671
Multi-family Units	2,330
Hotel Keys	909
Other Units	135,801 / 1,356
Projected Stabilized NOI	$ 277.7

Total

$ in millions



Other 6%
Hotel 9%
Projected Stabilized NOI $362.3M
Office 47%
Retail 21%
Multi-family 17%

Retail & Office S.F.	10,608,378
Multi-family Units	4,200
Hotel Keys	909
Other Units	135,801 / 1,356
Projected Stabilized NOI	$ 362.3

Q3 2020 Operating Results by Property Type

Under Construction

$ in millions



3Q20 Under Construction NOI $0.0M

Unstabilized

$ in millions



3Q20 Unstabilized NOI -$1.8M
Office 100%

Stabilized

$ in millions



Other 3%
Hotel 2%
3Q20 Stabilized NOI $40.0M
Office 64%
Retail 17%
Multi-family 14%

Total (a)

$ in millions



Other 3%
Hotel 2%
3Q20 Total NOI $38.2M
Office 62%
Retail 17%
Multi-family 16%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport project information. See page 30 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

(a) As a result of COVID-19, our Hospitality assets were temporarily shut down beginning in March 2020 and were gradually reopened in a phased approach starting May 2020. Additionally, our other operating assets were impacted by rent deferrals, collection reserves and additional expenses directly associated with COVID-19.

Howard Hughes

HowardHughes.com 214.741.7744 5

Financial Summary

$ in thousands except share price and billions	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	YTD Q3 2020	YTD Q3 2019
Company Profile							
Share price (a)	$57.60	$51.95	$50.52	$126.80	$129.60	$57.60	$129.60
Market Capitalization (b)	$3.2b	$2.9b	$2.8b	$5.4b	$5.6b	$3.2b	$5.6b
Enterprise Value (c)	$6.5b	$6.5b	$6.3b	$9.3b	$8.8b	$6.5b	$8.8b
Weighted avg. shares - basic	55,542	55,530	43,380	43,190	43,134	51,493	43,118
Weighted avg. shares - diluted	55,585	55,530	43,380	43,356	43,428	51,493	43,375
Total diluted share equivalents outstanding	54,922	54,931	54,939	42,673	43,426	54,922	43,426
Debt Summary							
Total debt payable (d)	$ 4,253,595	$ 4,439,153	$ 4,345,066	$ 4,138,618	$ 3,665,263	$ 4,253,595	$ 3,665,263
Fixed-rate debt	$ 2,387,189	$ 1,902,175	$ 1,906,187	$ 1,908,660	$ 2,011,626	$ 2,387,189	$ 2,011,626
Weighted avg. rate - fixed	5.12%	5.06%	5.06%	5.05%	5.11%	5.12%	5.11%
Variable-rate debt, excluding condominium financing	$ 1,686,979	$ 2,411,620	$ 2,362,424	$ 2,199,241	$ 1,625,792	$ 1,686,979	$ 1,625,792
Weighted avg. rate - variable	3.52%	3.44%	3.91%	4.32%	4.54%	3.52%	4.54%
Condominium debt outstanding at end of period	$ 179,427	$ 125,358	$ 76,455	$ 30,717	$ 27,846	$ 179,427	$ 27,846
Weighted avg. rate - condominium financing	3.21%	3.22%	4.29%	4.83%	5.12%	3.21%	5.12%
Leverage ratio (debt to enterprise value)	64.66%	67.61%	68.40%	44.19%	41.17%	64.62%	41.18%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and cash equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.

HowardHughes.com 214.741.7744 6

Financial Summary (con't)

$ in thousands	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	YTD Q3 2020	YTD Q3 2019
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 83,430	$ 81,004	$ 111,170	$ 93,639	$ 101,694	$ 275,604	$ 297,405
Expenses	(47,508)	(42,007)	(53,264)	(48,414)	(48,571)	(142,779)	(139,224)
Company's Share NOI - Equity investees	2,315	1,836	5,961	2,123	2,043	10,112	8,820
Operating Assets NOI (a)	38,237	40,833	63,867	47,348	55,166	142,937	167,001
Avg. NOI margin	46%	50%	57%	51%	54%	52%	56%
MPC Segment Earnings							
Total revenues	52,158	68,913	50,446	170,739	92,287	171,517	216,042
Total expenses (b)	(23,150)	(32,061)	(23,813)	(73,886)	(43,251)	(79,024)	(109,409)
Interest income, net (c)	9,176	8,303	8,554	7,643	8,550	26,033	24,376
Equity in (losses) earnings in real estate and other affiliates	(1,563)	(2,968)	8,934	9,477	4,523	4,403	18,859
MPC Segment EBT (c)	36,621	42,187	44,121	113,973	62,109	122,929	149,868
Seaport District Segment Income							
Revenues	4,214	2,653	8,736	11,550	22,389	15,603	41,300
Expenses	(10,313)	(6,093)	(12,626)	(16,802)	(25,281)	(29,032)	(51,068)
Company's Share NOI - Equity investees	(106)	(305)	(376)	(325)	(148)	(787)	(385)
Seaport District NOI (d)	(6,205)	(3,745)	(4,266)	(5,577)	(3,040)	(14,216)	(10,153)
Avg. NOI margin	(147%)	(141%)	(49%)	(48%)	(14%)	(91%)	(25%)
Condo Gross Profit							
Revenues	142	—	43	5,009	9,999	185	443,931
Expenses	(1,087)	(6,348)	(97,901)	(4,435)	(7,010)	(105,336)	(365,324)
Condo Net Income (e)	$ (945)	$ (6,348)	$ (97,858)	$ 574	$ 2,989	$ (105,151)	$ 78,607

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(e) As a result of significantly lower available inventory, we closed on no condominium units during the three and nine months ended September 30, 2020, The Company closed on a large number of units at Ke Kilohana and Ae'o in 2019, with no new condominium towers scheduled for completion in 2020. However, as highlighted on page 23 of this presentation, overall progress at our condominium projects remains strong. Additionally, during the first quarter of 2020, the Company recorded a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

Howard Hughes. HowardHughes.com 214.741.7744 7

Balance Sheets

thousands except par values and share amounts

	Q3 2020 Unaudited	Q3 2019 Unaudited	FY 2019 Unaudited	FY 2018 Unaudited
ASSETS				
Investment in real estate:				
Master Planned Communities assets	$ 1,693,478	$ 1,675,536	$ 1,655,674	$ 1,642,660
Buildings and equipment	4,069,640	3,136,130	3,813,595	2,932,963
Less: accumulated depreciation	(600,211)	(444,461)	(507,933)	(380,892)
Land	361,418	303,384	353,022	297,596
Developments	1,110,101	1,349,855	1,445,997	1,290,068
Net property and equipment	6,634,426	6,020,444	6,760,355	5,782,395
Investment in real estate and other affiliates	389,882	117,821	121,757	102,287
Net investment in real estate	7,024,308	6,138,265	6,882,112	5,884,682
Net investment in lease receivable	2,928	—	79,166	—
Cash and cash equivalents	857,390	650,702	422,857	499,676
Restricted cash	233,111	197,898	197,278	224,539
Accounts receivable, net	10,087	19,980	12,279	12,589
Municipal Utility District receivables, net	331,451	273,169	280,742	222,269
Notes receivable, net	52,136	300	36,379	4,694
Deferred expenses, net	112,503	108,198	133,182	95,714
Operating lease right-of-use assets, net	57,087	71,176	69,398	—
Prepaid expenses and other assets, net	360,244	249,490	300,373	411,636
Total assets	**$ 9,041,245**	**$ 7,709,178**	**$ 8,413,766**	**$ 7,355,799**
LIABILITIES				
Mortgages, notes and loans payable, net	$ 4,219,334	$ 3,422,490	$ 4,096,470	$ 3,181,213
Operating lease obligations	69,246	71,125	70,413	—
Deferred tax liabilities	178,433	166,033	180,748	157,188
Accounts payable and accrued expenses	830,209	697,763	733,147	779,272
Total liabilities	**5,297,222**	**4,357,411**	**5,080,778**	**4,117,673**
Redeemable noncontrolling interest	30,361	—	—	—
EQUITY				
Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued	—	—	—	—
Common stock: $.01 par value; 150,000,000 shares authorized, 55,974,883 issued and 54,921,748 outstanding as of September 30, 2020, and 150,000,000 shares authorized, 43,635,893 shares issued and 42,585,633 outstanding as of December 31, 2019	561	437	437	436
Additional paid-in capital	3,942,173	3,329,062	3,343,983	3,322,433
Accumulated deficit	(65,910)	(75,043)	(46,385)	(120,341)
Accumulated other comprehensive loss	(42,831)	(28,542)	(29,372)	(8,126)
Treasury stock, at cost, 1,053,135 shares as of September 30, 2020, and 1,050,260 shares as of December 31, 2019	(120,706)	(62,190)	(120,530)	(62,190)
Total stockholders' equity	3,713,287	3,163,724	3,148,133	3,132,212
Noncontrolling interests	375	188,043	184,855	105,914
Total equity	**3,713,662**	**3,351,767**	**3,332,988**	**3,238,126**
Total liabilities and equity	**$ 9,041,245**	**$ 7,709,178**	**$ 8,413,766**	**$ 7,355,799**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	54,922	43,233	42,586	42,992
Dilutive effect of stock options (a)	—	107	88	117
Dilutive effect of warrants (b)	—	86	4	—
Total diluted share equivalents outstanding	**54,922**	**43,426**	**42,678**	**43,109**

(a) Stock options assume net share settlement calculated for the period presented.
(b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes.
HowardHughes.com 214.741.7744 8

Statements of Operations Comparative Statements of Operations: Total Portfolio thousands except per share amounts Q3 2020 Q3 2019 YTD Q3 2020 YTD Q3 2019 REVENUES Unaudited Unaudited Unaudited Unaudited Condominium rights and unit sales $ 142 $ 9,999 $ 185 $ 443,931 Master Planned Communities land sales 39,248 77,368 136,053 177,001 Rental revenue 70,072 70,344 241,522 206,168 Other land, rental and property revenues 35,748 63,801 82,092 165,054 Builder price participation 9,230 9,660 25,936 24,224 Total revenues 154,440 231,172 485,788 1,016,378 EXPENSES Condominium rights and unit cost of sales 1,087 7,010 105,336 365,324 Master Planned Communities cost of sales 15,899 33,304 58,560 78,128 Operating costs 58,272 81,222 168,763 221,529 Rental property real estate taxes 15,448 9,080 44,225 28,585 Provision for (recovery of) doubtful accounts 1,387 (107) 4,954 (195) Demolition costs — 138 — 737 Development-related marketing costs 1,912 5,341 6,541 16,874 General and administrative 23,441 33,990 84,755 92,322 Depreciation and amortization 52,395 40,093 160,995 115,142 Total expenses 169,841 210,071 634,129 918,446 OTHER Provision for impairment — — (48,738) — Gain (loss) on sale or disposal of real estate and other assets, net 108 24,201 46,232 24,051 Other income (loss), net 1,284 1,337 (793) 11,798 Total other 1,392 25,538 (3,299) 35,849 Operating income (loss) (14,009) 46,639 (151,640) 133,781 Selling profit from sales-type leases — 13,537 — 13,537 Interest income 358 2,872 1,908 7,696 Interest expense (31,872) (28,829) (98,717) (76,358) Gain (loss) on extinguishment of debt (13,166) — (13,166) — Equity in earnings (losses) from real estate and other affiliates 266,838 4,542 269,635 20,847 Income (loss) before taxes 208,149 38,761 8,020 99,503 Provision (benefit) for income taxes 44,147 8,718 3,203 24,207 Net income (loss) 164,002 30,043 4,817 75,296 Net (income) loss attributable to noncontrolling interests (24,292) (285) (24,325) (240) Net income (loss) attributable to common stockholders $ 139,710 $ 29,758 $ (19,508) $ 75,056 Basic income (loss) per share $ 2.52 $ 0.69 $ (0.38) $ 1.74 Diluted income (loss) per share $ 2.51 $ 0.69 $ (0.38) $ 1.73 HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

thousands except share amounts	Q3 2020	Q3 2019	YTD Q3 2020	YTD Q3 2019
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income (loss) attributable to common stockholders	$ 139,710	$ 29,758	$ (19,508)	$ 75,056
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	50,303	37,769	155,631	109,323
(Gain) loss on sale or disposal of real estate and other assets, net	(108)	(24,201)	(46,232)	(24,051)
(Gain) on 110 North Wacker deconsolidation	(267,518)	—	(267,518)	—
Development management fees recognized at the time of 110 North Wacker deconsolidation	(15,353)	—	(15,353)	—
Selling profit from sales-type leases	—	(13,537)	—	(13,537)
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	23	5,868	9,709	5,868
(Gain) on 110 North Wacker deconsolidation	56,179	—	56,179	—
Development management fees recognized at the time of 110 North Wacker deconsolidation	3,224	—	3,224	—
Selling profit from sales-type leases	—	3,303	—	3,303
Impairment of depreciable real estate properties	—	—	48,738	—
Reconciling items related to noncontrolling interests	24,292	285	24,325	240
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	819	916	9,019	2,674
FFO	**$ (8,429)**	**$ 40,161**	**$ (41,786)**	**$ 158,876**
Adjustments to arrive at Core FFO:				
Loss on extinguishment of debt	$ 13,166	$ —	$ 13,166	$ —
Severance expenses	421	2,167	2,058	3,090
Non-real estate related depreciation and amortization	2,092	2,324	5,364	5,819
Straight-line amortization	2,804	(2,103)	(2,192)	(6,257)
Deferred income tax (benefit) expense	42,887	8,368	1,186	23,189
Non-cash fair value adjustments related to hedging instruments	4,121	199	8,441	(21)
Share-based compensation	419	3,240	2,996	8,893
Other non-recurring expenses (development-related marketing and demolition costs)	1,912	5,479	6,541	17,611
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	92	24	236	101
Core FFO	**$ 59,485**	**$ 59,859**	**$ (3,990)**	**$ 211,301**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (7,449)	$ (206)	$ (13,009)	$ (4,001)
Leasing commissions	(802)	(1,801)	(3,038)	(2,589)
Condominium inventory writedown	944	—	6,022	—
AFFO	**$ 52,178**	**$ 57,852**	**$ (14,015)**	**$ 204,711**
FFO per diluted share value	**$ (0.15)**	**$ 0.91**	**$ (0.81)**	**$ 3.66**
Core FFO per diluted share value	**$ 1.07**	**$ 1.38**	**$ (0.08)**	**$ 4.87**
AFFO per diluted share value	**$ 0.94**	**$ 1.32**	**$ (0.27)**	**$ 4.72**

Howard Hughes.
HowardHughes.com 214.741.7744 10

NOI by Region, excluding the Seaport District

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q3 2020 Occupied (#) Sq. Ft.	Q3 2020 Occupied (#) Units	Q3 2020 Leased (#) Sq. Ft.	Q3 2020 Leased (#) Units	Q3 2020 Occupied (%) Sq. Ft.	Q3 2020 Occupied (%) Units	Q3 2020 Leased (%) Sq. Ft.	Q3 2020 Leased (%) Units	Q3 2020 Annualized NOI (b)	Est. Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	3,195,219	—	2,992,053	—	3,011,562	—	94%	—%	94%	—%	$ 70,174	$ 86,028	—
Office - Columbia	100%	1,387,994	—	1,240,151	—	1,256,452	—	89%	—%	91%	—%	19,359	25,579	—
Office - Summerlin	100%	532,428	—	523,170	—	523,170	—	98%	—%	98%	—%	12,762	13,700	—
Retail - Houston	100%	420,860	—	376,534	—	380,940	—	89%	—%	91%	—%	7,073	13,270	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,169	2,200	—
Retail - Hawaii	100%	1,015,019	—	903,332	—	905,132	—	89%	—%	89%	—%	2,928	23,559	—
Retail - Summerlin	100%	829,785	—	772,633	—	788,218	—	93%	—%	95%	—%	15,931	26,300	—
Retail - Other	100%	273,270	—	257,773	—	263,262	—	94%	—%	96%	—%	138	6,501	—
Multi-Family - Houston (d)	100%	23,280	1,389	20,960	1,151	20,960	1,204	90%	83%	90%	87%	13,039	19,800	—
Multi-Family - Columbia (d)	50%	41,617	817	39,497	770	39,497	806	95%	94%	95%	99%	7,140	6,700	—
Multi-Family - Summerlin (d)	100%	—	124	—	114	—	122	—%	92%	—%	98%	1,677	2,200	—
Hospitality - Houston (e)	100%	—	909	—	415	—	—	—%	46%	—%	—%	8,587	31,500	—
Self-Storage - Houston	100%	—	1,356	—	1,241	—	1,264	—%	92%	—%	93%	642	600	—
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	6,496	12,282	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100%	—%	100%	—%	6,366	7,502	—
Total Stabilized Properties (g)												**$ 174,481**	**$ 277,721**	—
Unstabilized Properties														
Office - Houston	100%	781,151	—	157,594	—	482,552	—	20%	—%	62%	—%	$ (521)	$ 22,300	2.6
Office - Columbia	100%	319,002	—	159,900	—	199,570	—	50%	—%	63%	—%	(911)	9,200	3.0
Office - Other	23%	1,500,000	—	—	—	1,150,000	—	—%	—%	77%	—%	44	14,421	0.0
Retail - Columbia	100%	10,700	—	—	—	10,700	—	—%	—%	100%	—%	(1)	400	1.0
Retail - Houston	100%	72,973	—	52,707	—	52,707	—	72%	—%	72%	—%	—	2,200	2.0
Multi-Family - Houston (d)	100%	11,448	698	6,146	325	8,984	365	54%	47%	78%	52%	(91)	12,404	3.1
Multi-Family - Columbia (d)	100%	56,683	382	12,470	146	12,470	175	22%	38%	22%	46%	(95)	9,162	3.0
Multi-Family - Summerlin (d)	100%	—	267	—	202	—	221	—%	76%	—%	83%	2,741	4,400	0.3
Total Unstabilized Properties												**$ 1,166**	**$ 74,487**	**2.5**

HowardHughes.com 214.741.7744 11

NOI by Region, excluding the Seaport District (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q3 2020 Occupied (#) Sq. Ft.	Q3 2020 Occupied (#) Units	Q3 2020 Leased (#) Sq. Ft.	Q3 2020 Leased (#) Units	Q3 2020 Occupied (%) Sq. Ft.	Q3 2020 Occupied (%) Units	Q3 2020 Leased (%) Sq. Ft.	Q3 2020 Leased (%) Units	Q3 2020 Annualized NOI (b)	Est. Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Retail - Hawaii	100%	47,750	—	—	—	1,688	—	—%	—%	4%	—%	n/a	1,918	2.7
Multi-Family - Houston (d)	100%	—	523	—	—	—	—	—%	—%	—%	—%	n/a	8,197	2.2
Total Under Construction Properties												**n/a**	**10,115**	**2.4**
Total/ Wtd. Avg. for Portfolio												**$ 175,647**	**$ 362,323**	**2.5**

(a) Includes our share of NOI for our joint ventures.

(b) Annualized Q3 2020 NOI includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Hospitality percentage occupied is the average for Q3 2020. As a result of COVID-19, our Hospitality assets were temporarily shut down beginning in March 2020, and were gradually reopened in a phased approach starting May 2020. Despite these reopenings, we continue to see declines in occupancy through the third quarter of 2020, compared to levels achieved prior to the impact of the pandemic.

(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.

(g) For Stabilized Properties, the difference between 3Q20 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

HowardHughes.com 214.741.7744 12

Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q3 2020 % Occ.	Q3 2020 % Leased	Annualized Q3 2020 NOI (a)	Est. Stabilized NOI (a)
Office							
3 Waterway Square	Houston, TX	100%	232,021	96%	96%	$ 3,784	$ 6,900
4 Waterway Square	Houston, TX	100%	218,551	100%	100%	6,835	6,856
1201 Lake Robbins Tower (b)	Houston, TX	100%	807,586	100%	100%	23,936	25,000
1400 Woodloch Forest	Houston, TX	100%	95,667	48%	48%	368	1,900
1725 Hughes Landing	Houston, TX	100%	331,754	96%	96%	5,382	6,900
1735 Hughes Landing	Houston, TX	100%	318,170	100%	100%	8,364	7,696
2201 Lake Woodlands Drive	Houston, TX	100%	24,119	100%	100%	407	410
3831 Technology Forest	Houston, TX	100%	95,078	100%	100%	2,416	2,268
9303 New Trails	Houston, TX	100%	97,967	77%	77%	1,153	1,800
Lakefront North	Houston, TX	100%	258,058	90%	92%	1,017	6,458
One Hughes Landing	Houston, TX	100%	197,719	92%	92%	5,636	6,240
Two Hughes Landing	Houston, TX	100%	197,714	83%	83%	3,252	6,000
Three Hughes Landing	Houston, TX	100%	320,815	89%	93%	7,624	7,600
10-70 Columbia Corporate Center	Columbia, MD	100%	898,621	87%	88%	10,986	14,330
Columbia Office Properties	Columbia, MD	100%	62,038	88%	88%	(24)	1,402
One Mall North	Columbia, MD	100%	96,454	95%	95%	1,577	1,947
One Merriweather	Columbia, MD	100%	206,865	99%	99%	5,186	4,800
Two Merriweather	Columbia, MD	100%	124,016	86%	90%	1,634	3,100
Aristocrat	Las Vegas, NV	100%	181,534	100%	100%	4,199	4,500
One Summerlin	Las Vegas, NV	100%	206,279	96%	96%	6,190	5,700
Two Summerlin	Las Vegas, NV	100%	144,615	100%	100%	2,373	3,500
Total Office			**5,115,641**			**102,295**	**125,307**
Retail							
20/25 Waterway Avenue	Houston, TX	100%	50,062	91%	100%	1,517	2,013
1701 Lake Robbins	Houston, TX	100%	12,376	100%	100%	462	400
2000 Woodlands Parkway	Houston, TX	100%	7,900	100%	100%	71	217
Creekside Village Green	Houston, TX	100%	74,670	86%	86%	1,281	2,097
Hughes Landing Retail	Houston, TX	100%	126,131	100%	100%	1,494	4,375
Lakeland Village Center	Houston, TX	100%	67,947	75%	75%	1,122	1,700
Lake Woodlands Crossing Retail	Houston, TX	100%	60,261	87%	87%	792	1,668
Waterway Garage Retail	Houston, TX	100%	21,513	78%	78%	334	800
Columbia Regional	Columbia, MD	100%	89,199	100%	100%	2,169	2,200
Ward Village Retail	Honolulu, HI	100%	1,015,019	89%	89%	2,928	23,559
Downtown Summerlin	Las Vegas, NV	100%	829,785	93%	95%	15,931	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100%	273,270	93%	95%	138	6,501
Total Retail			**2,628,133**			**$ 28,239**	**$ 71,830**

Howard Hughes.

HowardHughes.com 214.741.7744 13

Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2020 % Occ. (c) Rentable Sq. Ft.	Q3 2020 % Occ. (c) Units	Q3 2020 % Leased (c) Rentable Sq. Ft.	Q3 2020 % Leased (c) Units	Annualized Q3 2020 NOI (a)	Est. Stabilized NOI (a)
Multi-family										
Millennium Six Pines Apartments	Houston, TX	100%	—	314	n/a	79%	n/a	83%	$ 2,815	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	—	393	n/a	80%	n/a	86%	2,874	4,600
One Lakes Edge	Houston, TX	100%	23,280	390	90%	81%	90%	84%	5,071	7,200
Creekside Park Apartments	Houston, TX	100%	—	292	n/a	92%	n/a	96%	2,279	3,500
The Metropolitan Downtown Columbia	Columbia, MD	50%	13,591	380	84%	96%	84%	100%	3,132	2,900
m.flats & TEN.M	Columbia, MD	50%	28,026	437	100%	93%	100%	98%	4,008	3,800
Constellation	Las Vegas, NV	100%	—	124	n/a	92%	n/a	98%	1,677	2,200
Total Multi-family (d)			**64,897**	**2,330**					**21,856**	**28,700**
Hotel										
Embassy Suites at Hughes Landing (e)	Houston, TX	100%	—	205	n/a	56%	n/a	n/a	2,121	4,500
The Westin at The Woodlands (e)	Houston, TX	100%	—	302	n/a	37%	n/a	n/a	2,290	10,500
The Woodlands Resort & Conference Center (e)	Houston, TX	100%	—	402	n/a	47%	n/a	n/a	4,176	16,500
Total Hotel			**—**	**909**					**8,587**	**31,500**
Other										
Hughes Landing Daycare	Houston, TX	100%	10,000	—	100%	—%	100%	—%	259	260
The Woodlands Warehouse	Houston, TX	100%	125,801	—	100%	—%	100%	—%	628	1,200
Self-Storage 242 & 2978	Houston, TX	100%	—	1,356	n/a	92%	n/a	93%	642	600
Sarofim Equity Investment	Houston, TX	20%	n/a	n/a	n/a	n/a	n/a	n/a	2,080	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50%	n/a	n/a	n/a	n/a	n/a	n/a	1,864	1,117
Woodlands Ground Leases	Houston, TX	100%	n/a	n/a	n/a	n/a	n/a	n/a	1,862	1,662
Kewalo Basin Harbor	Honolulu, HI	100%	n/a	n/a	n/a	n/a	n/a	n/a	1,181	1,100
Hockey Ground Lease	Las Vegas, NV	100%	n/a	n/a	n/a	n/a	n/a	n/a	423	458
Summerlin Hospital Medical Center	Las Vegas, NV	5%	n/a	n/a	n/a	n/a	n/a	n/a	3,724	3,724
Las Vegas Ballpark (e) (f)	Las Vegas, NV	100%	n/a	n/a	n/a	n/a	n/a	n/a	2,349	8,100
Other Assets	Various	100%	n/a	n/a	n/a	n/a	n/a	n/a	(1,508)	(39)
Total Other			**135,801**	**1,356**					**13,504**	**20,384**
Total Stabilized									$ 174,481	$ 277,721

(a) For Stabilized Properties, the difference between 3Q20 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

(b) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 9950 Woodloch Forest Tower is an unstabilized property as of September 30, 2020. See page 15 for further details.

(c) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of September 30, 2020. Each Hotel property Percentage Occupied is the average for Q3 2020.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.

(f) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly-owned team, the Las Vegas Aviators.

Howard Hughes.

HowardHughes.com 214.741.7744 14

Unstabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

					Q3 2020 % Occ. (a)		Q3 2020 % Leased (a)							
Project Name	**Location**	**% Ownership**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Develop. Costs Incurred**	**Est. Total Cost (Excl. Land)**	**Annualized Q3 2020 NOI**	**Est. Stabilized NOI (b)**	**Est. Stab. Date**	**Est. Stab. Yield**
Office														
9950 Woodloch Forest Tower (c) (d)	Houston, TX	100%	601,151	—	26%	n/a	50%	n/a	137,142	210,571	(1,737)	17,900	2023	9%
8770 New Trails	Houston, TX	100%	180,000	—	—%	n/a	100%	n/a	38,376	45,985	1,216	4,400	2021	10%
110 North Wacker (e)	Chicago, IL	23%	1,500,000	—	—%	n/a	77%	n/a	16,078	16,078	44	14,421	2023	90%
6100 Merriweather	Columbia, MD	100%	319,002	—	50%	n/a	63%	n/a	105,929	138,221	(911)	9,200	2023	7%
Total Office			**2,600,153**	**—**					**297,525**	**410,855**	**(1,388)**	**45,921**		
Retail														
Creekside Park West	Houston, TX	100%	72,973	—	72%	n/a	72%	n/a	18,170	22,625	—	2,200	2022	10%
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100%	10,700	—	—%	n/a	100%	n/a	2,857	5,680	(1)	400	2021	7%
Total Retail			**83,673**	**—**					**21,027**	**28,305**	**(1)**	**2,600**		
Multi-family														
Juniper Apartments	Columbia, MD	100%	56,683	382	22%	38%	22%	46%	94,516	116,386	(95)	9,162	2023	8%
Lakeside Row	Houston, TX	100%	—	312	n/a	76%	n/a	81%	43,428	48,412	233	3,875	2021	8%
Two Lakes Edge	Houston, TX	100%	11,448	386	54%	23%	78%	29%	90,802	107,706	(324)	8,529	2024	8%
Tanager Apartments	Las Vegas, NV	100%	—	267	n/a	76%	n/a	83%	52,790	53,032	2,741	4,400	Q4 2020	8%
Total Multi-family (f)			**68,131**	**1,347**					**281,536**	**325,536**	**2,555**	**25,966**		
Total Unstabilized									**$ 600,088**	**$ 764,696**	**$ 1,166**	**$ 74,487**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of September 30, 2020. Each Hotel property Percentage Occupied is the average for Q3 2020.

(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.

(c) 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.

(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 1201 Lake Robbins Tower is a stabilized property as of September 30, 2020, and 9950 Woodloch Forest Tower is unstabilized as Occidental Petroleum's lease in this building expired in the second quarter of 2020. Occidental Petroleum has leased 100% of 1201 Lake Robbins Tower through 2032. See page 13 for further details.

(e) 110 North Wacker was placed in service during the third quarter of 2020. The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. It does not include the impact of the partnership distribution waterfall.

(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

Howard Hughes.

HowardHughes.com 214.741.7744 15

Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Retail											
A'ali'i (c)	Honolulu, HI	100%	11,336	—%	Under Construction	Q4 2018	2022	—	—	637	—%
Kō'ula (c)	Honolulu, HI	100%	36,414	5%	Under Construction	Q3 2019	2023	—	—	1,281	—%
Total Retail			**47,750**					**—**	**—**	**1,918**	

Project Name	Location	% Ownership	Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Creekside Park Apartments Phase II	Houston, TX	100%	360	1,744	Under Construction	Q3 2019	2023	19,412	57,472	4,697	8%
Residences at the Lane at Waterway (d)	Houston, TX	100%	163	2,595	Under Construction	Q2 2019	2021	31,065	45,033	3,500	8%
Total Multi-family			**523**					**50,477**	**102,505**	**8,197**	
Total Under Construction								**$ 50,477**	**$ 102,505**	**$ 10,115**	

(a) Represents leases signed as of September 30, 2020, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(d) Millennium Phase III Apartments was renamed to Residences at the Lane at Waterway as of Q3 2020.

Howard Hughes. HowardHughes.com 214.741.7744 16

Seaport District Operating Performance

Q3 2020 *$ in thousands*	Real Estate Operations (Landlord) (a): Historic District & Pier 17	Real Estate Operations (Landlord) (a): Multi-Family (c)	Managed Businesses (b): Historic District & Pier 17 (d)	Managed Businesses (b): Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q3 2020 Total
Revenues						
Rental revenue (g)	$ 1,242	$ 203	$ —	$ —	$ —	$ 1,445
Tenant recoveries	291	—	—	—	—	291
Other rental and property revenue	95	1	2,145	—	237	2,478
Total Revenues	1,628	204	2,145	—	237	4,214
Expenses						
Other property operating costs (g)	(3,650)	(158)	(3,908)	—	(2,703)	(10,419)
Total Expenses	(3,650)	(158)	(3,908)	—	(2,703)	(10,419)
Net Operating (Loss) Income - Seaport District (h)	$ (2,022)	$ 46	$ (1,763)	$ —	$ (2,466)	$ (6,205)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft / Units						
Total Sq. Ft. / units	333,899	13,000 / 21	44,854	53,396	21,077	
Leased Sq. Ft. / units (i)	123,702	— / 21	44,854	53,396	21,077	
% Leased or occupied (i)	37%	—% / 100%	100%	100%	100%	
Development (j)						
Development costs incurred	$ 536,330	$ —	$ —	$ 99,836	$ —	$ 636,166
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 173,452	$ —	$ 767,820

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended September 30, 2020, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, R17, Cobble & Co., Malibu Farm and Bar Wayō.
(c) Multi-Family represents 85 South Street which includes base level retail in addition to residential units.
(d) Includes our 90% share of NOI from Bar Wayō.
(e) Represents the food hall by Jean-Georges. As a result of potential impacts related to COVID-19, including delays in construction on the Tin Building, we are uncertain as to the timing of construction completion and the opening of the Tin Building.
(f) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 32 for the reconciliation of Seaport District NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

Howard Hughes.
HowardHughes.com 214.741.7744 17

MPC Portfolio Commercial 22% Commercial Master Planned 42% Commercial Communities- Remaining Residential 100% 58% Saleable Acres (a) Residential 78% Unstabilized 7% Unstabilized Unstabilized 10% 17% Income-Producing Assets - Stabilized and Unstabilized Stabilized Stabilized Stabilized 93% 90% 83% $ in thousands Nevada Texas Maryland Total MPC Performance - 3Q20 & 3Q19 MPC Net Contribution (3Q20) (b) $6,616 $5,072 $(262) $11,426 MPC Net Contribution (3Q19) (b) $37,663 $3,856 $(12) $41,507 Operating Asset Performance - 2020 & Future Annualized 3Q20 in-place NOI $38,173 $105,867 $27,612 $171,652 Est. stabilized NOI (future) (c) $58,882 $202,720 $53,223 $314,825 Wtd. avg. time to stab. (yrs.) 0.3 2.2 3.0 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended September 30, 2020, is found under Reconciliation of Non-GAAP Measures on page 33. (c) Est. Stabilized NOI (Future) represents all of the Company's assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. HowardHughes.com 214.741.7744 18

Portfolio Key Metrics

As of September 30, 2020	MPC Regions: The Woodlands, Houston, TX	MPC Regions: The Woodlands Hills, Houston, TX	MPC Regions: Bridgeland, Houston, TX	MPC Regions: Summerlin, Las Vegas, NV	MPC Regions: Columbia, Columbia, MD	Total MPC Regions	Non-MPC Regions: Hawai'i (a), Honolulu, HI	Non-MPC Regions: Seaport, New York, NY	Non-MPC Regions: Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	3,195,219	—	—	532,428	1,387,994	5,115,641	—	—	—	—
Retail Sq. Ft. (b)	376,193	—	67,947	829,785	130,816	1,404,741	1,015,019	13,000	273,270	1,301,289
Multifamily units	1,389	—	—	124	817	2,330	—	21	—	21
Hotel Rooms	909	—	—	—	—	909	—	—	—	—
Self-Storage Units	1,356	—	—	—	—	1,356	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	781,151	—	—	—	319,002	1,100,153	—	146,935	1,500,000	1,646,935
Retail Sq.Ft.	84,421	—	—	—	67,383	151,804	—	252,895	—	252,895
Multifamily units	386	—	312	267	382	1,347	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	—	—	—	—	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	47,750	53,396	—	101,146
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	523	—	—	—	—	523	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (c)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,697	n/a	n/a	2,697
Current Residents (c)	118,000	300	12,550	113,000	112,000	355,850	n/a	n/a	n/a	—
Remaining saleable acres/condos	37 ac.	1,310 ac.	2,048 ac.	2,951 ac.	n/a	6,346 ac.	251	n/a	n/a	251
Estimated price per acre (d)	$ 1,068	$ 274	$ 422	$ 676	n/a	—	n/a	n/a	n/a	$ —
Commercial Land										
Total acreage remaining	722 ac.	175 ac.	1,526 ac.	851 ac.	96 ac.	3,370 ac.	n/a	n/a	n/a	—
Estimated price per acre (d)	$ 1,147	$ 515	$ 543	$ 1,125	$ 580	—	n/a	n/a	n/a	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.

(a) Excludes Victoria Place as construction has not yet commenced.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.

(c) Acreage shown as of September 30, 2020; current residents shown as of December 31, 2019.

(d) Residential and commercial pricing represents the Company's estimate of price per acre per its 2020 land models.

Howard Hughes.

HowardHughes.com 214.741.7744 19

Lease Expirations

Office and Retail Lease Expirations

Total Office and Retail Portfolio as of September 30, 2020



% of Annualized Cash Rent Expiring
54%
48%
42%
36%
30%
24%
18%
12%
6%
0%
Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+
Houston
Summerlin
Columbia
Hawaii
Other

Expiration Year	Office Expirations (a) Annualized Cash Rent (In thousands)	Office Percentage of Annualized Cash Rent	Office Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.	Retail Expirations (a) Annualized Cash Rent (In thousands)	Retail Percentage of Annualized Cash Rent	Retail Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.
2020	$ 2,459	1.43 %	$ 19.65	$ 4,308	5.80 %	$ 46.49
2021	5,470	3.18 %	19.32	4,942	6.65 %	30.53
2022	17,859	10.40 %	11.39	4,507	6.06 %	41.99
2023	10,792	6.28 %	16.06	4,621	6.22 %	40.39
2024	15,228	8.86 %	23.27	6,540	8.80 %	40.26
2025	14,825	8.63 %	21.14	20,645	27.78 %	45.69
2026	6,583	3.83 %	32.95	5,400	7.27 %	39.60
2027	15,813	9.20 %	27.43	4,593	6.18 %	54.37
2028	9,705	5.65 %	37.64	3,545	4.77 %	38.40
2029	8,066	4.70 %	16.23	3,748	5.04 %	37.19
Thereafter	64,993	37.83 %	37.67	11,460	15.42 %	48.15
Total	**$ 171,793**	**100.00 %**		**$ 74,309**	**100.00 %**	

(a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases.

Howard Hughes.
HowardHughes.com 214.741.7744 20

Acquisition / Disposition Activity

thousands except rentable Sq. Ft. / Units / Acres

Q3 2020 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price

No acquisition activity in Q3 2020

Q3 2020 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
July 16, 2020	Mr. C Seaport	35% Equity Interest	33 Peck Slip, New York	66	$0.8 million

Howard Hughes.
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Master Planned Community Land

$ in thousands	The Woodlands Q3 2020	The Woodlands Q3 2019	The Woodlands Hills Q3 2020	The Woodlands Hills Q3 2019	Bridgeland Q3 2020	Bridgeland Q3 2019	Summerlin Q3 2020	Summerlin Q3 2019	Columbia Q3 2020	Columbia Q3 2019	Total Q3 2020	Total Q3 2019
Revenues:												
Residential land sale revenues	$ 3,089	$ 11,722	$ 6,672	$ 2,988	$ 17,472	$ 17,618	$ 11,946	$ 45,039	$ —	$ —	$ 39,179	$ 77,367
Commercial land sale revenues	—	—	—	—	69	—	—	—	—	—	69	—
Builder price participation	60	119	45	33	426	153	8,698	9,356	—	—	9,229	9,661
Other land sale revenues	69	1,957	—	—	10	20	3,602	3,282	—	—	3,681	5,259
Total revenues	3,218	13,798	6,717	3,021	17,977	17,791	24,246	57,677	—	—	52,158	92,287
Expenses:												
Cost of sales - residential land	(1,764)	(5,216)	(2,535)	(1,123)	(5,695)	(5,885)	(5,881)	(21,079)	—	—	(15,875)	(33,303)
Cost of sales - commercial land	—	—	—	—	(23)	—	—	—	—	—	(23)	—
Real estate taxes	(1,005)	(1,456)	(63)	(39)	(623)	(565)	(604)	(805)	(143)	(132)	(2,438)	(2,997)
Land sales operations	(1,448)	(3,870)	(582)	(321)	(928)	(1,085)	(1,654)	(1,927)	(112)	(194)	(4,724)	(7,397)
Depreciation and amortization	(33)	(34)	—	—	(33)	(33)	(25)	(21)	—	—	(91)	(88)
Other income, net	—	—	—	—	—	223	—	—	—	311	—	534
Total operating expenses	**(4,250)**	**(10,576)**	**(3,179)**	**(1,483)**	**(7,302)**	**(7,345)**	**(8,164)**	**(23,832)**	**(255)**	**(15)**	**(23,150)**	**(43,251)**
Net interest capitalized (expensed)	(643)	(1,317)	256	284	4,211	4,249	5,352	5,334	—	—	9,176	8,550
Equity in (losses) earnings from real estate affiliates	—	—	—	—	—	—	(1,563)	4,523	—	—	(1,563)	4,523
EBT	**$ (1,675)**	**$ 1,905**	**$ 3,794**	**$ 1,822**	**$ 14,886**	**$ 14,695**	**$ 19,871**	**$ 43,702**	**$ (255)**	**$ (15)**	**$ 36,621**	**$ 62,109**
Key Performance Metrics:												
Residential												
Total acres closed in current period	5.7	15.9	22.4	11.0	39.3	42.9	2.4	77.6	—	—		
Price per acre achieved (a)	$ 542	$ 737	$ 298	$ 272	$ 445	$ 411	$ 1,594	$ 674	NM	NM		
Avg. gross margins	42.9%	55.5%	62.0%	62.4%	67.4%	66.6%	50.8%	53.2%	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	0.5	—	—	—	—	—		
Price per acre achieved	NM	NM	NM	NM	$ 138	NM	NM	NM	NM	NM		
Avg. gross margins	NM	NM	NM	NM	68.1%	NM	NM	NM	NM	NM		
Avg. combined before-tax net margins	42.9%	55.5%	62.0%	62.4%	67.4%	66.6%	50.8%	53.2%	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Columbia
Remaining saleable acres					
Residential (b)	37 ac.	1,310 ac.	2,048 ac.	2,951 ac.	—
Commercial (c)	722 ac.	175 ac.	1,526 ac.	851 ac.	96 ac.
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	87% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	43% / 0.65 ac.	85% / 0.22 ac.	89% / 0.16 ac.	—% / —	NM
Projected est. % single-family attached lots / lot size	57% / 0.12 ac.	15% / 0.13 ac.	11% / 0.10 ac.	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac.	13% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	13	24	98	111	NM
Projected GAAP gross margin (e)	42.9%	62.0%	67.4%	50.8%	NM
Projected cash gross margin (e)	99.8%	92.2%	81.0%	70.2%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2022	2031	2034	2039	—
Commercial	2031	2030	2045	2039	2023

(a) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales. The price per acre achieved for The Woodlands residential lots is mostly attributable to the mix of lots sold.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Columbia Commercial excludes 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2020.
(e) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.
NM Not meaningful.

Howard Hughes. HowardHughes.com 214.741.7744 22

Ward Village Condominiums

As of September 30, 2020

	Waiea	Anaha	Ae'o	Ke Kilohana (a)	'A'ali'i	Kō'ula	Total
Key Metrics ($ in thousands)							
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units	177	317	465	423	750	565	2,697
Avg. unit Sq. Ft.	2,138	1,417	838	696	518	725	856
Condo Sq. Ft.	378,488	449,205	389,663	294,273	388,210	409,576	2,309,415
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,336	36,414	170,700
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 1,281	$ 6,161
Stabilization year	2017	2020	2019	2020	2022	2023	
Development progress ($ in thousands)							
Status	Opened	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	3Q19	
Completion date/status	Completed 4Q16	Completed 4Q17	Completed 4Q18	Completed 2Q19	2021	2022	
Total development cost (b)	$ 566,256	$ 401,314	$ —	$ 218,898	$ 411,900	$ 487,039	$ 2,085,407
Cost-to-date (b)	$ 426,615	$ 398,838	$ —	$ 213,983	$ 231,543	$ 91,510	$ 1,362,489
Remaining to be funded	$ 139,641	$ 2,476	$ —	$ 4,915	$ 180,357	$ 395,529	$ 722,918
Financial Summary ($ in thousands, except per Sq. Ft.)							
Units closed (through Q3 2020)	170	315	465	423	—	—	1,373
Units under contract (through Q3 2020)	2	1	—	—	635	435	1,073
Units remaining to be sold (through Q3 2020)	5	1	—	—	115	130	251
Total % of units closed or under contract	97.2%	99.7%	100.0%	100.0%	84.7%	77.0%	90.7%
Units closed (current quarter)	—	—	—	—	—	—	—
Units under contract (current quarter)	—	—	—	—	5	6	11
Square footage closed or under contract (total)	360,161	443,386	389,663	294,273	310,452	324,981	2,122,916
Total % square footage closed or under contract	95.2%	98.7%	100.0%	100.0%	80.0%	79.3%	91.9%
Target condo profit margin at completion (excl. land cost)							~30%
Total cash received (closings & deposits)	656,360	493,067	513,313	215,947	82,582	102,228	$ 2,063,497
Total GAAP revenue recognized							$ 1,877,290
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,100 - $1,150	$1,300 - $1,350	$700 - $750	$1,300 - $1,350	$1,500 - $1,550	$1,300 - 1,325
Expected construction costs per retail Sq. Ft.							$~1,100
Deposit Reconciliation (in thousands)							
Spent towards construction	$ —	$ —	$ —	$ —	$ 81,962	$ 18,381	$ 100,343
Held for future use (c)	—	—	—	—	620	83,847	84,467
Total deposits from sales commitment	$ **—**	$ **—**	$ **—**	$ **—**	$ **82,582**	$ **102,228**	$ **184,810**

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.
(b) Development cost and cost-to-date are included only if the project has more than $1.0 million of estimated costs remaining to be incurred.
(c) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes.
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Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	In January 2017, we acquired the 11.4-acre Macy's site for $22.2 million.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas, this 261-acre mixed-use development received unanimous zoning approval June 26, 2019.
Century Park	Houston, TX	100%	63	In conjunction with the acquisition of the Occidental Towers in The Woodlands in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.

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Debt Summary

thousands	September 30, 2020	December 31, 2019
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ 1,000,000	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	750,000	—
Secured mortgages, notes and loans payable	594,920	884,935
Special Improvement District bonds	42,269	23,725
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,686,979	2,199,241
Condominium financing (a) (c)	179,427	30,717
Mortgages, notes and loans payable	4,253,595	4,138,618
Unamortized bond discounts	(4,583)	(5,249)
Deferred financing costs	(29,678)	(36,899)
Total mortgages, notes and loans payable, net	$ 4,219,334	$ 4,096,470

Net Debt on a Segment Basis, at share as of September 30, 2020 (b)

thousands	Operating Assets	Master Planned Communities	Seaport District	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net (a) (c)	$ 1,998,974	$ 187,071	$ 98,948	$ 202,123	$ 2,487,116	$ 1,732,218	$ 4,219,334
Mortgages, notes and loans payable of real estate and other affiliates (d)	246,615	5,851	—	—	252,466	—	252,466
Less:							
Cash and cash equivalents	(56,498)	(94,264)	(5,740)	(6,669)	(163,171)	(694,219)	(857,390)
Cash and cash equivalents of real estate and other affiliates (d)	(2,882)	(84,656)	(81)	(1,184)	(88,803)	—	(88,803)
Special Improvement District receivables	—	(60,198)	—	—	(60,198)	—	(60,198)
Municipal Utility District receivables	—	(331,451)	—	—	(331,451)	—	(331,451)
TIF Receivable	—	—	—	(1,980)	(1,980)	—	(1,980)
Net debt	**$ 2,186,209**	**$ (377,647)**	**$ 93,127**	**$ 192,290**	**$ 2,093,979**	**$ 1,037,999**	**$ 3,131,978**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of September 30, 2020 (e)

thousands	Remaining in 2020	2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable	$ 3,610	$ 321,634	$ 77,607	$ 1,046,439	$ 419,873	$ 1,118,045	$ 1,266,387	$ 4,253,595
Interest payments	48,160	177,921	174,616	161,631	127,050	74,769	241,149	1,005,296
Ground lease and other leasing commitments	1,339	7,184	6,507	6,464	6,432	5,047	261,805	294,778
Total consolidated debt maturities and contractual obligations	**$ 53,109**	**$ 506,739**	**$ 258,730**	**$ 1,214,534**	**$ 553,355**	**$ 1,197,861**	**$ 1,769,341**	**$ 5,553,669**

(a) As of September 30, 2020, $644.6 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of December 31, 2019, $630.1 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt and an additional $184.3 million of variable-rate debt was subject to interest rate collars. As of both September 30, 2020, and December 31, 2019, $75.0 million of variable-rate debt was capped at a maximum interest rate.

(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(c) As of September 30, 2020, $179.4 million of the Mortgages, notes and loans payable, net related to financing for the condominium towers at Ward Village in the Strategic Developments segment.

(d) Each segment includes our share of related Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.

(e) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

Howard Hughes.
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Property-Level Debt

$ in thousands

Asset	Q3 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
1201 Lake Robbins	$ 273,070	L+235	Floating	2.50%		Dec-20 / Jun-21
The Woodlands Warehouse	7,230	L+235	Floating	2.50%		Dec-20 / Jun-21
Outlet Collection at Riverwalk	29,163	L+250	Floating	2.65%		Oct-21
20/25 Waterway Avenue	12,926	4.79%	Fixed	4.79%		May-22
Millennium Waterway Apartments	52,224	3.75%	Fixed	3.75%		Jun-22
Lake Woodlands Crossing Retail	12,329	L+180	Floating	1.95%		Jan-23
Lakeside Row	31,351	L+225	Floating	2.40%		Jul-22 / Jul-23
Senior Secured Credit Facility	615,000	4.61%	Floating/Swap	4.61%	(b), (c)	Sep-23
Two Lakes Edge	60,754	L+215	Floating	2.30%		Oct-22 / Oct-23
The Woodlands Resort & Conference Center	62,500	L+250	Floating	2.65%		Dec-21 / Dec-23
9303 New Trails	10,873	4.88%	Fixed	4.88%		Dec-23
4 Waterway Square	31,842	4.88%	Fixed	4.88%		Dec-23
Creekside Park West	14,476	L+225	Floating	2.40%		Mar-23 / Mar-24
6100 Merriweather	59,080	L+275	Floating	2.90%		Sep-22 / Sep-24
Juniper Apartments	64,740	L+275	Floating	2.90%		Sep-22 / Sep-24
Tanager Apartments	39,493	L+225	Floating	2.40%		Oct-21 / Oct-24
9950 Woodloch Forest Drive	63,500	L+195	Floating	2.11%		Mar-25
Ae'o Retail	30,640	L+265	Floating	2.80%		Oct-25
Ke Kilohana Retail	9,360	L+265	Floating	2.80%		Oct-25
3831 Technology Forest Drive	20,802	4.50%	Fixed	4.50%		Mar-26
Kewalo Basin Harbor	11,455	L+275	Floating	2.90%		Sep-27
Millennium Six Pines Apartments	42,500	3.39%	Fixed	3.39%		Aug-28
3 Waterway Square	46,586	3.94%	Fixed	3.94%		Aug-28
One Lakes Edge	69,440	4.50%	Fixed	4.50%		Mar-29
Aristocrat	37,337	3.67%	Fixed	3.67%		Sep-29
Creekside Park Apartments	37,730	3.52%	Fixed	3.52%		Oct-29
One Hughes Landing	51,116	4.30%	Fixed	4.30%		Dec-29
Two Hughes Landing	48,000	4.20%	Fixed	4.20%		Dec-30
8770 New Trails	29,563	4.89%	Floating/Swap	4.89%	(d)	Jun-21 / Jan-32
Constellation Apartments	24,200	4.07%	Fixed	4.07%		Jan-33
Hughes Landing Retail	34,498	3.50%	Fixed	3.50%		Dec-36
Columbia Regional Building	24,351	4.48%	Fixed	4.48%		Feb-37
Las Vegas Ballpark	50,494	4.92%	Fixed	4.92%		Dec-39
	$ 2,008,624					

Howard Hughes.

HowardHughes.com 214.741.7744 26

Property-Level Debt (con't)

$ in thousands

Asset		Q3 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities						
Bridgeland Credit Facility	$	75,000	L+250	Floating/Cap	2.66%	Oct-22 / Oct-24
The Woodlands Master Credit Facility		75,000	L+250	Floating/Cap	2.66%	Oct-22 / Oct-24
	$	150,000				
Seaport District						
250 Water Street	$	100,000	L+350	Floating	3.65%	Nov-22 / Nov-23
	$	100,000				
Strategic Developments						
A'ali'i	$	115,736	L+310	Floating	3.25%	Jun-22 / Jun-23
Kō'ula		63,691	L+300	Floating	3.15%	Mar-23 / Mar-24
The Residences at the Lane at Waterway		17,751	L+175	Floating	1.90% (e)	Aug-23 / Aug-24
Creekside Park Apartments Phase II		5,525	L+175	Floating	1.90%	Jan-24 / Jan -25
	$	202,702				
Total (f)	$	2,461,326				

(a) Extended maturity assumes all extension options are exercised, if available, based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails on June 27, 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The loan will bear interest at one-month LIBOR plus 2.45%, but it is currently swapped to a fixed rate equal to 4.89%.
(e) Millennium Phase III Apartments was renamed to Residences at the Lane at Waterway as of Q3 2020.
(f) Excludes JV debt, Corporate bond debt and SID bond debt related to Summerlin MPC and retail.

Howard Hughes
HowardHughes.com 214.741.7744 27

Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date September 30, 2020 2020 2021 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 762 $ 52 $ 1,737 $ 40,448 $ 42,237 Seaport 100% 2031 (b) 555 555 2,243 218,777 221,575 Kewalo Basin Harbor 100% 2049 — 300 300 8,000 8,600 $ 1,317 $ 907 $ 4,280 $ 267,225 $ 272,412 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 28

Summary of Restructuring Expenses Summary of Ground Leases $ in thousands Liability as of (Benefit) Expense Liability as of Restructuring Expenses June 30, 2020 Settled in Q3 2020 Recorded in Q3 2020 September 30, 2020 Known Expenses Employee severance $ 753 $ (753) $ — $ — Estimated Expenses Employee relocation 4,557 (4,249) 421 728 Total Restructuring Liability (a) $ 5,310 $ (5,003) $ 421 $ 728 (a) Does not include additional estimated $0.2 million - $0.7 million remaining restructuring expenses expected to be incurred in the remainder of 2020. HowardHughes.com 214.741.7744 29

Definitions Definitions Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of September 30, 2020, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI and Stabilization Date in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Projected Stabilized Dates are adjusted when the asset is believed to reach its Stabilized NOI prior to or later than originally assumed. HowardHughes.com 214.741.7744 30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	YTD Q3 2020	YTD Q3 2019
Total Operating Assets segment EBT (a)	$ (28,831)	$ (17,342)	$ (7,544)	$ (3,507)	$ 19,825	$ (53,717)	$ 38,139
Add back:							
Depreciation and amortization	41,395	36,995	37,089	30,609	28,844	115,479	84,890
Interest expense, net	21,045	23,103	26,193	20,334	21,645	70,341	60,695
Equity in (earnings) losses from real estate and other affiliates	(962)	(475)	(4,394)	(477)	(441)	(5,831)	(3,195)
(Gain) loss on sale or disposal of real estate and other assets, net	(108)	—	(38,124)	—	—	(38,232)	—
(Gain) loss on extinguishment of debt	1,521	—	—	—	—	1,521	—
Selling profit from sales-type leases	—	—	—	—	(13,537)	—	(13,537)
Provision for impairment	—	—	48,738	—	—	48,738	—
Impact of straight-line rent	1,766	(3,248)	(3,103)	(1,096)	(2,529)	(4,585)	(7,911)
Other	69	(119)	173	412	477	123	259
Total Operating Assets NOI - Consolidated	**35,895**	**38,914**	**59,028**	**46,275**	**54,284**	**133,837**	**159,340**
Redevelopments							
110 North Wacker	(11)	10	1	1	2	—	4
Total Operating Asset Redevelopments NOI	**(11)**	**10**	**1**	**1**	2	**—**	**4**
Dispositions							
100 Fellowship Drive	38	73	(1,123)	(1,051)	(1,163)	(1,012)	(1,163)
Total Operating Asset Dispositions NOI	**38**	**73**	**(1,123)**	**(1,051)**	(1,163)	**(1,012)**	**(1,163)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**35,922**	**38,997**	**57,906**	**45,225**	**53,123**	**132,825**	**158,181**
Company's Share NOI - Equity Investees	**2,315**	**1,836**	**2,237**	**2,123**	**2,043**	**6,388**	**5,195**
Distributions from Summerlin Hospital Investment	**—**	**—**	**3,724**	**—**	**—**	**3,724**	**3,625**
Total Operating Assets NOI	**$ 38,237**	**$ 40,833**	**$ 63,867**	**$ 47,348**	**$ 55,166**	**$ 142,937**	**$ 167,001**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.

Howard Hughes.

HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport District segment EBT to Total NOI:

thousands	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	YTD Q3 2020	YTD Q3 2019
Total Seaport District segment EBT (a)	$ (27,646)	$ (24,636)	$ (35,956)	$ (12,464)	$ (16,656)	$ (88,238)	$ (46,778)
Add back:							
Depreciation and amortization	7,174	6,776	20,875	6,668	6,767	34,825	19,713
Interest expense, net	2,811	4,626	5,053	4,425	4,984	12,490	8,440
Equity in (earnings) losses from real estate and other affiliates	288	6,633	2,043	804	705	8,964	1,788
(Gain) loss on sale or disposal of real estate	—	—	—	—	—	—	6
(Gain) loss on extinguishment of debt	11,645	—	—	(4,851)	—	11,645	—
Impact of straight-line rent	1,027	1,208	125	(24)	412	2,360	1,658
Other (income) loss, net (b)	(1,398)	1,953	3,970	190	896	4,525	5,405
Total Seaport District NOI - Consolidated	**(6,099)**	**(3,440)**	**(3,890)**	**(5,252)**	**(2,892)**	**(13,429)**	**(9,768)**
Company's Share NOI - Equity Investees	**(106)**	**(305)**	**(376)**	**(325)**	**(148)**	**(787)**	**(385)**
Total Seaport District NOI	**$ (6,205)**	**$ (3,745)**	**$ (4,266)**	**$ (5,577)**	**$ (3,040)**	**$ (14,216)**	**$ (10,153)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020, and income related to inventory liquidation sales in the third quarter of 2020.

Howard Hughes.
HowardHughes.com 214.741.7744 32

Reconciliation of Non-GAAP Measures (con't)

thousands	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 31,059	$ 84,608	$ 117,926	$ 183,335
Total commercial land sales closed in period	69	—	2,164	—
Net recognized (deferred) revenue:				
Bridgeland	—	—	(305)	34
Summerlin	5,810	(7,244)	13,165	(6,769)
Total net recognized (deferred) revenue	5,810	(7,244)	12,860	(6,735)
Special Improvement District bond revenue	2,310	4	3,103	401
Total land sales revenue - GAAP basis	$ 39,248	$ 77,368	$ 136,053	$ 177,001

thousands	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 36,621	$ 62,109	$ 122,929	$ 149,868
Plus:				
Cost of sales - land	15,899	33,304	58,560	78,128
Depreciation and amortization	91	88	273	334
MUD and SID bonds collections, net	(101)	10,099	5,957	11,080
Distributions from real estate and other affiliates	1,186	1,320	3,531	4,061
Less:				
MPC development expenditures	(43,833)	(60,890)	(160,217)	(180,733)
MPC land acquisitions	—	—	—	(752)
Equity in losses (earnings) in real estate and other affiliates	1,563	(4,523)	(4,403)	(18,859)
MPC Net Contribution	$ 11,426	$ 41,507	$ 26,630	$ 43,127

thousands	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ (28,831)	$ 19,825	$ (53,717)	$ 38,139
MPC segment EBT	36,621	62,109	122,929	149,868
Seaport District segment EBT	(27,646)	(16,656)	(88,238)	(46,778)
Strategic Developments segment EBT	274,582	25,958	168,658	99,947
Corporate income, expenses and other items	(46,577)	(52,475)	(141,612)	(141,673)
(Loss) income before taxes	208,149	38,761	8,020	99,503
Provision for income taxes	(44,147)	(8,718)	(3,203)	(24,207)
Net (loss) income	164,002	30,043	4,817	75,296
Net loss (income) attributable to noncontrolling interests	(24,292)	(285)	(24,325)	(240)
Net (loss) income attributable to common stockholders	$ 139,710	$ 29,758	$ (19,508)	$ 75,056

Howard Hughes.
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